Exhibit 4.103

Execution

FIRST AMENDMENT
TO NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of December 8, 2008, is entered into among NGP BLUE MOUNTAIN HOLDCO LLC, a Delaware limited liability company (“Issuer”), TCW ASSET MANAGEMENT COMPANY, a California corporation, in its capacity as administrative agent for the benefit of the Note Holders under the Note Purchase Agreement referred to below (together with its successors and permitted assigns in such capacity, the “Agent”) and the REQUIRED HOLDERS (as defined in the Note Purchase Agreement).

WHEREAS, Issuer entered into that certain Note Purchase Agreement, dated as of August 29, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein without definition and which are defined in the Note Purchase Agreement shall have the meanings ascribed to them in the Note Purchase Agreement) with the Note Purchasers identified therein and Agent;

WHEREAS, Issuer and Agent entered into that certain Letter Agreement Re: Closing Matters, dated as of August 29, 2008 (the “Post-Closing Letter”);

WHEREAS, Subsection 6.14A of the Note Purchase Agreement provides that if no Permitted Senior Construction Indebtedness has been issued within forty-five days (45) after the Closing Date, Agent shall be granted a first priority Lien on all assets of NGP I and that such Lien shall be evidenced by Additional Security Documents, including, without limitation, Additional Consents with respect to certain Project Document, a security agreement and account management agreements and account control agreements;

WHEREAS, Paragraph (c) of the Post-Closing Letter provides that if no Permitted Senior Construction Indebtedness has been issued within forty-five (45) days after the Closing Date, Issuer shall cause NGP I to execute and deliver the transfer application with respect to each of the BLM Leases and the BLM Rights of Way, as security for compliance by NGP I with subsection 6.26A of the Note Purchase Agreement;

WHEREAS, Issuer has advised Agent that it has made concerted efforts to obtain Permitted Senior Construction Indebtedness, but in light of current market conditions will need more time to obtain the same, and has requested that Agent and Required Holders amend the Note Purchase Agreement as set forth herein to extend the date for the granting of additional Liens and related documents as contemplated by the foregoing provisions;

WHEREAS, Issuer has also requested that Agent and Required Holders enter into certain additional amendments to the Note Purchase Agreement as set forth herein; and

WHEREAS, pursuant to subsection 9.6 of the Note Purchase Agreement, an amendment or waiver of certain terms of the Note Purchase Agreement must be in writing signed by Issuer, Agent and Required Holders.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.

Each of the amendments to the Note Purchase Agreement and the Post-Closing Letter set forth below in this Section 1 shall become effective in accordance with Section 3 hereof as of the Effective Date.

(a)

The definition of Permitted Cash Collateral Account set forth in subsection 1.1 of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

““Permitted Cash Collateral Account” means an account in the name of NGP I maintained with the issuer of a Letter of Credit (other than the Original PPA Letter of Credit) for the sole purpose of holding cash collateral for the obligations of NGP I in respect of such Letter of Credit; provided that (i) such Letter of Credit shall have been issued contemporaneously with the funding of such Permitted Cash Collateral account or, in the case of the Sierra Interconnect Letter of Credit, in accordance with the terms of the Post-Closing Letter; (ii) the amount on deposit in such account shall not at any time exceed the lesser of (a) the face amount of such Letter of Credit and (b) the maximum amount of cash collateral required at such time to be provided to such issuer in order to maintain such Letter of Credit; (iii) such issuer and Agent shall have entered into an LC Issuer Agreement, which shall be in full force and effect; and (iv) the reimbursement and cash collateral agreements respecting such Letter of Credit shall be reasonably satisfactory to Agent.”

(b)

The definition of PPA Letter of Credit set forth in subsection 1.1 of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

““PPA Letter of Credit” means, collectively, the Original PPA Letter of Credit and the Additional PPA Letter of Credit.”

(c)

The following new definitions are hereby added to subsection 1.1 in appropriate alphabetical order:

““Additional PPA Letter of Credit” means one or more irrevocable standby letters of credit for the benefit of Power Purchaser with an aggregate face amount not to exceed (i) $3,160,672 or (ii) such lesser amount as is then required (taking into account the Original PPA Letter of Credit) under the Power Purchase Agreement (as amended by, and in effect after giving effect to, that certain First Amendment to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of November 3, 2008, by and between Nevada Power Company and NGP 1), which shall be in form and substance acceptable to Agent; it being understood that the aggregate face amount of the Additional PPA Letter of Credit may be increased from time to time as required by the foregoing Power Purchase Agreement, so long as the aggregate face amount does not at any time exceed the maximum amount stated above.”

““Original PPA Letter of Credit” means an irrevocable standby letter of credit for the benefit of Power Purchaser and for the account of Parent with an aggregate face amount not to exceed $645,000, which shall be in form and substance acceptable to Agent.”

(d)

The definition of Project Costs set forth in subsection 1.1 of the Note Purchase Agreement is hereby amended by deleting the text of clause (x) thereof in its entirety and inserting in its place the following:

“any reimbursement obligations of NGP I under the Letters of Credit (other than the Original PPA Letter of Credit) and any funds pledged to cash collateralize such Letters of Credit (other than the Original PPA Letter of Credit) in accordance with the terms of this Agreement;”

(e)

The definition of Water Rights Permits set forth in subsection 1.1 of the Note Purchase Agreement is hereby amended by adding after the word “NLRC” and before the “.” the words “and any amendments or modifications to, or substitutions for, such permits, including any such amendments, modifications or substitutions as are represented by a new or different permit number”.

(f)

Subsection 3.2B(i)(b) of the Note Purchase Agreement is hereby amended by deleting the words “February 28, 2010 (or, if later, the date to which such date is extended for purposes of clause (i) of the definition of the Construction Commitment Termination Date)” and inserting in their place the words “the Construction Commitment Termination Date”.

(g)

Subsection 6.1R of the Note Purchase Agreement is hereby amended by deleting the words “or subsection 6.12” and inserting in their place the words “, subsection 6.11, subsection 6.12 or subsection 6.16”.

(h)

Subsection 6.14A of the Note Purchase Agreement is hereby amended by deleting the words “within forty-five days after the Closing Date” in the first sentence thereof, and inserting in their place the words “on or before November 30, 2008”.

(i)

Subsection 6.25 of the Note Purchase Agreement is hereby amended by inserting the letter “A.” before the first Paragraph of such subsection; and by inserting a new subsection “B,” which reads in its entirety as follows:

“B.  As part of each Construction Progress report delivered pursuant to subsection 6.1I hereof, commencing with the report delivered in November 2008, the Issuer shall include a report on the status of the Water Rights Permits, including all applications for change submitted and/or approved since the preceding report (or, in the case of the report delivered in November 2008, since the Closing Date), together with copies of all amended, modified or new water rights permits relating to the Project.  In accordance with subsection 6.17, Issuer shall take all actions necessary to maintain and preserve the Lien of the Security Documents in respect of the Water Rights Permits, including the execution and filing of any amendment or amendments to the Deed of Trust that are reasonably requested by Agent to reflect any amendments or modifications to or substitutions for such permits.”

(j)

Paragraph 3 of the Post-Closing Letter is hereby amended by deleting the words “within forty-five days after the Closing Date” and inserting in their place the words “on or before November 30, 2008”.

(k)

Subsection 7.2(v) of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“reimbursement obligations in respect of any Letter of Credit (other than the Original PPA Letter of Credit); and”

(l)

Subsection 7.3(viii) of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“in the case of NGP I, Liens in favor of the issuer of a Letter of Credit (other than the Original PPA Letter of Credit) on a Permitted Cash Collateral Account for such Letter of Credit.”

(m)

Subsection 7.5(ii) of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(ii)

reimbursement obligations in respect of any Letter of Credit (other than the Original PPA Letter of Credit).”

(n)

Subsection 7.16 of the Note Purchase Agreement is hereby amended by deleting the word “and” between the words “Ormat Letter of Credit” and “the Sierra Interconnect Letter of Credit” and replacing it with a “,” in clause (i) thereof and by adding the words “and the Additional PPA Letter of Credit” directly after the words “the Sierra Interconnect Letter of Credit” in clause (i) thereof.

Section 2.

Covenant.  Notwithstanding anything to the contrary in this Amendment, the Note Purchase Agreement or any other Note Document, but subject to Section 6.17B of the Note Purchase Agreement, Issuer shall cooperate with Agent and Note Holders to cause NGP I, promptly following the date hereof, to enter into a personal property security agreement as contemplated by Subsection 6.14A and to authorize Agent to file a UCC-1 financing statement in respect thereof.

Section 3.

Effectiveness.  The amendments effected pursuant to Section 1 of this agreement shall be effective, as of October 14, 2008 (the “Effective Date”), upon receipt by Agent of duly executed counterparts of this Amendment from Issuer, each other Note Document Party, Agent and Required Holders.

Section 4.

Representations and Warranties.

(a)

As used in this Amendment, “Amended Agreement” means, from and after the Effective Date, collectively the Note Purchase Agreement and the Post-Closing Letter, each as amended by Section 1 hereof.  In order to induce Agent and Required Holders to enter into this Amendment, Issuer hereby represents and warrants that:

(i)

Power and Authority.  Each Note Document Party has all requisite limited liability company power and authority to enter into this Amendment (and, in the case of Issuer, the Amended Agreement) and to carry out the transactions contemplated by, and perform its obligations under, this Amendment (and, in the case of Issuer, the Amended Agreement).

(ii)

Authorization of Agreements.  The execution and delivery by each Note Document Party of this Amendment and the performance by each of its obligations hereunder (and, in the case of Issuer, the Amended Agreement) have been duly authorized by all necessary action on the part of such Note Document Party.

(iii)

No Conflict.  The execution, delivery and performance by each Transaction Document Party of this Amendment and, in the case of Issuer, the execution, delivery and performance of the Amended Agreement, do not and will not (i) violate any provision of any Law applicable to such Note Document Party or any other Issuer Party, any organizational document of such Note Document Party or any other Issuer Party or any order, judgment or decree of any Governmental Authority binding on such Note Document Party or any other Issuer Party or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Note Document Party or any other Issuer Party.

(iv)

Binding Obligation.  This Amendment (and, in the case of Issuer, the Amended Agreement) constitutes the legal, valid and binding obligations of each Note Document Party thereto, enforceable against such parties in accordance with their respective terms except (i) as such enforceability may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v)

Incorporation of Representations and Warranties from Note Purchase Agreement.  Each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, after giving effect to this Amendment, is and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

(vi)

No Default.  After giving effect hereto, no Default or Event of Default (i) has occurred and is continuing as of the Effective Date or the date of this Amendment or (ii) will result from the execution, delivery or performance by Issuer or NGP I of this Amendment.

Section 5.

Reference to and Effect on the Note Purchase Agreement.  On and after the Effective Date, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Amended Agreement and each reference in the Transaction Documents (other than the Note Purchase Agreement and this Amendment) to the “Note Purchase Agreement” shall mean and be a reference to the Amended Agreement.

Section 6.

Note Document Party Acknowledgment.

Each Note Document Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment.  Each Note Document Party hereby acknowledges and agrees that the terms, provisions and conditions of the Note Purchase Agreement and the other Note Documents, as amended hereby, shall remain in full force and effect and in all respects are hereby ratified and confirmed.  Each Note Document Party represents and warrants that each of the representations and warranties contained in the Note Documents to which it is a party or otherwise bound, after giving effect to this Amendment, is and will be true, correct and complete in all material respects as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

Section 7.

Miscellaneous.

(a)

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York) without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law.

(b)

Further Assurances.  In connection with this Amendment and the transactions contemplated hereby, each party hereto shall execute and deliver, or cause to be executed and delivered, any additional documents and instruments and perform, or cause to be performed, any additional acts, as may be necessary or appropriate to effectuate and perform the provisions of this Amendment and the transactions contemplated hereby.

(c)

Fees and Expenses.  Issuer acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Note Purchase Agreement incurred by Agent, Required Holders and their respective counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Issuer.

(d)

Headings.  Section and subsection headings contained in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(e)

Counterparts.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and when taken together shall constitute but one and the same instrument.  Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

ISSUER:

NGP BLUE MOUNTAIN HOLDCO LLC

By:  Signed

Name:

Andrew Studley

Title:

CFO

AGENT:

TCW ASSET MANAGEMENT COMPANY,

in its capacity as Agent for the Note Holders

By: Signed

Name:

Gerald J. Stalun

Title:

Managing Director

By: Signed

Name:

Brian O’Connor

Title:

Senior Vice President

REQUIRED HOLDERS:

TCW ENERGY FUND XIV, L.P.

By:

TCW Asset Management Company,

its general partner

By:     Signed

Name:

Brian O’Connor

Title:

Senior Vice President

By:    Signed

Name:

Gerald J. Stalun

Title:

Managing Director

TCW ENERGY FUND XIV-A, L.P.

By:

TCW Asset Management Company,

its general partner

By:     Signed

Name:

Brian O’Connor

Title:

Senior Vice President

By:    Signed

Name:

Gerald J. Stalun

Title:

Managing Director

TCW ENERGY FUND XIV-B, L.P.

By:

TCW Asset Management Company,

its general partner

By:    Signed

Name:

Brian O’Connor

Title:

Senior Vice President

By:    Signed

Name:

Gerald J. Stalun

Title:

Managing Director

TCW ENERGY FUND XIV (CAYMAN), L.P.

By:

TCW Asset Management Company

International Limited,

its general partner

By:    Signed

Name:

Brian O’Connor

Title:

Senior Vice President

By:    Signed

Name:

Gerald J. Stalun

Title:

Managing Director

THE NOTE DOCUMENT PARTIES SET FORTH BELOW HEREBY DULY EXECUTE AND DELIVER AS OF THE DATE FIRST WRITTEN ABOVE THIS AMENDMENT SOLELY FOR PURPOSES OF SECTION 6 AND, IN THE CASE OF NGP I, SECTION 2  HEREOF:

NEVADA GEOTHERMAL POWER COMPANY

By:    Signed

Name:

Andrew Studley

Title:

CFO

NGP BLUE MOUNTAIN I LLC

By:    Signed

Name:

Andrew Studley

Title:

CFO